Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of NBT Bancorp Inc. of our report dated March 4, 2024 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Evans Bancorp, Inc. for the year ended December 31, 2023, and to the reference to us under the heading "Experts" in the proxy statement/prospectus.

/s/ Crowe LLP

Crowe LLP

Columbus, Ohio
October 24, 2024